Exhibit 99.1

NovaBay Appoints CEO Justin Hall to its Board of Directors

EMERYVILLE, Calif. (August 24, 2020) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) announces the appointment of President and CEO Justin Hall to the Company’s board of directors, effective August 21, 2020. Mr. Hall has been with NovaBay for seven years in various capacities, and fills a vacancy on the board following the resignation of Xiaopei (Ray) Wang. Board membership remains at six, including three independent directors.

Mr. Hall will serve as a Class II director, and will stand for reelection to a three-year term at the 2021 NovaBay annual meeting of stockholders.

“Serving as chief executive for the past 18 months, Justin has proven to be a highly capable leader who is well respected by the NovaBay staff and business partners,” said NovaBay Chairman of the Board Paul E. Freiman. “He successfully spearheaded a major shift in U.S. commercial strategy to broaden sales of our flagship product, Avenova®, from prescription only to include the direct to consumer channel. Online unit sales have subsequently become an increasing portion of our core business, with consumers continuing to have access to our product during the COVID-19 pandemic without interruption and without leaving their homes.

“He tapped our international health network early in the U.S. pandemic for personal protective equipment when supply of these important items was severely limited. More recently, he led efforts to secure funding and improve our capital structure, providing our Company with financial security during these uncertain times. The board acknowledges his leadership and welcomes his membership. On behalf of the board, I would also like to extend sincere thanks to Ray for his service over the past two years,” added Mr. Freiman.

“It’s exciting to take this next step at NovaBay as we navigate the pandemic while moving toward future growth,” said Mr. Hall. “I see significant opportunities ahead to build on our current business with new products and expanded markets. I have developed a close working relationship with the board over my years with the Company, and appreciate their confidence.”

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, CELLERX® for the aesthetic dermatology market and NEUTROPHASE® for the wound care market. The Aganocide compounds, still under development, have target applications in dermatology and urology.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the relationship between the Board and management, and how that may affect future financial performance of NovaBay Pharmaceuticals, Inc. This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our pandemic related marketing strategies as well as any effect that these marketing activities may have on the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products, the possibility that the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet the Company’s cash needs, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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